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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 25, 2003


                             LAKELAND BANCORP, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                        -------------------------------
                 (State or other jurisdiction of incorporation)


        33-27312                                        22-2953275
----------------------------                ------------------------------------
  (Commission File Number)                   (IRS Employer Identification No.)


     250 Oak Ridge Road, Oak Ridge, New Jersey                       07438
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     (Address of principal executive offices)                      (Zip Code)


         Registrant's telephone number, including area code: 973-697-2000


                                 Not Applicable
                               ------------------
          (Former name of former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     As of the opening of business on August 25, 2003, Lakeland Bancorp, Inc., a New Jersey corporation ("Lakeland"), completed its acquisition of CSB Financial Corp., a New Jersey corporation ("CSB Financial"). The acquisition was effectuated by merging CSB Financial with and into Lakeland (the "Merger"). As a result of the Merger, CSB Financial's wholly owned subsidiary Community State Bank, a bank chartered under the laws of the State of New Jersey, merged with and into Lakeland Bank, Lakeland's wholly owned subsidiary, with Lakeland Bank as the resulting financial institution. Lakeland will account for the merger under the purchase method of accounting.

     Pursuant to the Agreement and Plan of Merger, dated as of March 31, 2003, among Lakeland, Lakeland Bank, CSB Financial and Community State Bank (the "Merger Agreement") and as a result of recently completed election and allocation procedures, CSB Financial stockholders who elected to receive Lakeland common stock or who did not submit valid elections will receive 1.781 shares of Lakeland common stock per share of CSB Financial common stock (the "Exchange Ratio"), plus cash in lieu of fractional shares. CSB Financial stockholders who submitted valid elections for cash will receive $29.00 per share for approximately 71% of their shares and the remaining 29% of their shares will be exchanged for Lakeland shares at the Exchange Ratio (plus cash in lieu of fractional shares). In the aggregate, Lakeland issued approximately 1,028,500 shares of its common stock and paid approximately $17.6 million in cash to the former stockholders and option holders of CSB Financial. The source of funds used by Lakeland to pay the cash portion of the Merger Consideration was working capital of Lakeland (a portion of which was raised as a result of recently completed issuances of trust preferred securities).

     The Merger was consummated after satisfaction of certain conditions, including but not limited to (i) approval of the Merger Agreement and the transactions contemplated thereby by the stockholders of CSB Financial at a special meeting held on August 5, 2003 and (ii) the receipt of all requisite regulatory approvals.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          2.1 Agreement and Plan of Merger, dated as of March 31, 2003, among Lakeland, Lakeland Bank, CSB Financial and Community State Bank, incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Lakeland Bancorp, Inc. filed with the Securities and Exchange Commission on April 3, 2003.

         99.1  Press Release dated August 25, 2003.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LAKELAND BANCORP, INC.



                                        By: /s/ Roger Bosma
                                           ---------------------------------
                                           Roger Bosma
                                           President and Chief Executive Officer



Dated:  August 25, 2003











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